Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Blackhawk Capital Group BDC, Inc. (the "Company") for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Craig A. Zabala, as Chief Executive Officer of the Company, hereto certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:     December 13, 2010

/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Blackhawk Capital Group BDC Inc. and furnished to the Securities and Exchange Commission or its staff upon request.